                       FAMILY RESTAURANTS FRANCHISE, INC.
                                     BY-LAWS
                                      INDEX

                                                                            PAGE
                                                                            ----

SECTION 1 - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Section 1.1.  Registered Office . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2.  Other Offices . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2 - STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Section 2.1.  Time and Place of Meetings. . . . . . . . . . . . . . . . . 1
     Section 2.2.  Annual Meetings . . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.3.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.4.  Notice of Meetings. . . . . . . . . . . . . . . . . . . . . 1
     Section 2.5.  Quorum; Adjournment of Meeting. . . . . . . . . . . . . . . 2
     Section 2.6.  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 2.7.  Informal Action by Stockholders . . . . . . . . . . . . . . 2
     Section 2.8.  Significant Stockholder Actions . . . . . . . . . . . . . . 2
     Section 2.9.  One Share One Vote. . . . . . . . . . . . . . . . . . . . . 3

SECTION 3 - DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     Section 3.1.  General Powers. . . . . . . . . . . . . . . . . . . . . . . 3
     Section 3.2.  Number, Qualification and Tenure. . . . . . . . . . . . . . 3
     Section 3.3.  Vacancies; Resignations.. . . . . . . . . . . . . . . . . . 3
     Section 3.4.  Place of Meetings . . . . . . . . . . . . . . . . . . . . . 3
     Section 3.5.  Newly-Elected Board . . . . . . . . . . . . . . . . . . . . 3
     Section 3.6.  Regular Meetings. . . . . . . . . . . . . . . . . . . . . . 4
     Section 3.7.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . 4
     Section 3.8.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 3.9.  Organization. . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 3.10. Committees. . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 3.11. Action without Meeting. . . . . . . . . . . . . . . . . . . 4
     Section 3.12. Attendance by Telephone . . . . . . . . . . . . . . . . . . 4
     Section 3.13. Compensation. . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 4 - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     Section 4.1.  Enumeration . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.2.  Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.3.  Term of Office. . . . . . . . . . . . . . . . . . . . . . . 5

     Section 4.4.  Chairman. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.5.  President . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.6.  Vice President. . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.7.  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.8.  Assistant Secretary.. . . . . . . . . . . . . . . . . . . . 6
     Section 4.9.  Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 4.10. Assistant Treasurer.. . . . . . . . . . . . . . . . . . . . 6
     Section 4.11. Other Duties. . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 5 - CERTIFICATE OF STOCK AND OTHER STOCKHOLDER MATTERS . . . . . . . . 6

     Section 5.1.  Form. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 5.2.  Replacement.. . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 5.3.  Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 5.4.  Stockholders Entitled to Notice or to Vote. . . . . . . . . 7
     Section 5.5.  Stock Ledger Determinative of Dividend Distributions and
                   Voting Entitlements . . . . . . . . . . . . . . . . . . . . 7

SECTION 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . 8

     Section 6.1.  Good Faith Requirement. . . . . . . . . . . . . . . . . . . 8
     Section 6.2.  Expenses Indemnified. . . . . . . . . . . . . . . . . . . . 8
     Section 6.3.  Determination of Indemnification. . . . . . . . . . . . . . 8
     Section 6.4.  Expenses Paid in Advance of Determination of
                   Indemnification . . . . . . . . . . . . . . . . . . . . . . 8
     Section 6.5.  Indemnification Provisions Not Exclusive. . . . . . . . . . 9
     Section 6.6.  Directors and officers Liability Insurance. . . . . . . . . 9

SECTION 7 - DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

     Section 7.1.  Declaration of Dividends. . . . . . . . . . . . . . . . . . 9
     Section 7.2.  Reserves for Dividends. . . . . . . . . . . . . . . . . . . 9

SECTION 8 - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 9

     Section 8.1.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 8.2.  Corporate Seal. . . . . . . . . . . . . . . . . . . . . . .10
     Section 8.3.  Form of Notice. . . . . . . . . . . . . . . . . . . . . . .10
     Section 8.4.  Waiver of Notice. . . . . . . . . . . . . . . . . . . . . .10
     Section 8.5.  Corporation Checks. . . . . . . . . . . . . . . . . . . . .10
     Section 8.6.  Protection of Corporate Books . . . . . . . . . . . . . . .10

SECTION 9 - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     Section 9.1.  Amendments of By-Laws . . . . . . . . . . . . . . . . . . .10

                                  B Y - L A W S

                                       OF

                        FAMILY RESTAURANTS FRANCHISE INC.



                                   SECTION 1.

                                     OFFICES

     SECTION a.. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION b.. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors ("Board") may from time to time determine or the business of the corporation may require.

                                   SECTION 2.

                                  STOCKHOLDERS

     SECTION a.. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated, from time to time, by the Board. In the absence of any such designation by the Board, each such meeting shall be held at the principal office of the corporation in Wilmington, Delaware.

     SECTION b.. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the purpose of electing directors to serve on the Board and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board.

     SECTION c.. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman or the President and shall be called by the Secretary or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

     SECTION d.. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty days

(60) before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

     SECTION e.. QUORUM; ADJOURNMENT OF MEETING. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION f.. VOTING. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present In person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the voting.

     SECTION g.. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, - shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

     SECTION h.. SIGNIFICANT STOCKHOLDER ACTIONS. The affirmative vote of ninety-five (95) percent (or eighty-five (85) percent if Donald N. Smith ceases for any reason to be the Chairman of the corporation) of the issued and outstanding capital stock of the corporation shall be required for any of the following "Significant Stockholder Actions":
     i. the amendment or repeal of the corporation's Certificate of Incorporation or By-Laws or the adoption of a new or restated Certificate of Incorporation or new By-Laws;
     ii. any merger or consolidation to which the corporation or any subsidiary of the corporation is a constituent corporation;
     iii. any sale, lease or exchange of all or substantially all of the property and assets of the corporation; and
     iv.  dissolution or liquidation of the corporation.

     SECTION i.. ONE SHARE ONE VOTE. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be voted after three
(3) years from its date unless the proxy provides for a longer period.

                                    SECTION 3.

                                    DIRECTORS

     SECTION a.. GENERAL POWERS. The business and affairs of the corporation shall be managed and controlled by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION b.. NUMBER, QUALIFICATION AND TENURE. The Board of Directors shall consist of up to five (5) members (Directors). The Directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.3 and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

     SECTION c.. VACANCIES; RESIGNATIONS. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. Any director may resign at any time and such resignation may be made contingent upon the occurrence of a future event. such resignation shall be made in writing and shall take effect at the later of the date designated in the written resignation and the time of its receipt by the Chairman or the Secretary of the corporation. Acceptance of a resignation shall not be necessary to make it effective.

     SECTION d.. PLACE OF MEETINGS. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION e.. NEWLY-ELECTED BOARD. The first meeting of each newly-elected Board shall be held at such time and place as shall be fixed by the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time and place of such first meeting of the newly elected Board, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

     SECTION f.. REGULAR MEETINGS. The Board shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

     SECTION g.. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or the President. Special meetings shall also be called by the Secretary on written request of any Director. No notice of special meetings need be given.

     SECTION h.. QUORUM. At all meetings of the Board, a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board except as may be otherwise specifically provided by these By-Laws, the -Certificate of Incorporation or by ' law. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION i.. ORGANIZATION. The Chairman, if elected, shall act as chairman at all meetings of the Board. If the Chairman is not elected or, if elected, is not present, the President or, in the absence of the President, a Vice Chairman (who is also a member of the Board and, if more than one, in order designated by the Board or, in the absence of such designation, in order of their election), If any, or if no such Vice Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board.

     SECTION j.. COMMITTEES. The Board may, by resolution adopted by a majority of the whole Board, appoint one or more of its members to constitute one or more committees and such committees shall have such powers and duties (without further approval of the Board) as the Board shall prescribe, as such powers and duties may be limited by General Corporation Law of the State of Delaware.

     SECTION k.. ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION l.. ATTENDANCE BY TELEPHONE. Members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION m.. COMPENSATION. The Board shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board or of a committee.

                                   SECTION 4.

                                    OFFICERS

     SECTION a.. ENUMERATION. The officers of the corporation shall be chosen by the Board and shall be a Chairman, President, a Secretary, and a Treasurer. The Board may also elect one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any-number of offices may be held by the same person.

     SECTION b.. SALARIES. The salaries of all officers of the corporation shall be fixed by the Board.

     SECTION c.. TERM OF OFFICE. The officers of the corporation shall be elected at the annual meeting of the Board and shall hold office until their successors are elected and qualified or until their earlier resignation, removal or death. Any officer elected or appointed by the Board may be removed at any time by the Board. Any vacancy occurring In any office of the corporation required by this section shall be filled by the Board, and any vacancy in any other office may be filled by the Board.

     SECTION d.. CHAIRMAN. The Chairman shall preside, when present, at each meeting of the Board and shall perform such other duties and the Board and shall perform such other duties and have such powers as the Board may from time to time prescribe. The Chairman shall have general supervision, direction and control of the business and affairs of the corporation, subject to the control of the Board, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board.

     SECTION e.. PRESIDENT. During any period when there shall be an office of Chairman, the President shall have such functions, authority and duties as may be prescribed by the Board or the chairman. During any period when there shall not be an office of chairman, the President shall have the functions, authority and duties provided for the Chairman.

     SECTION f.. VICE PRESIDENT. The Vice President shall perform, such duties and have such other powers as may from time to time be prescribed by the Board, the Chairman or the President.

     SECTION g.. SECRETARY. The Secretary shall keep a record of all proceedings of the stockholders of the corporation and of the Board, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board, the Chairman or the President. The Secretary shall have custody of the corporate seal of the corporation and the Secretary or in the absence of the Secretary any Assistant Secretary, shall have the authority to affix the same to any Instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

     SECTION h.. ASSISTANT SECRETARY. The Assistant Secretary or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman, or the President.

     SECTION i.. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable assets in the name and to the credit of the corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board, at its regular meetings or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board, the Chairman, or the President.

     SECTION j.. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in absence of the Treasurer or in the event of the Treasurer's Inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman., the President, or the Treasurer.

     SECTION k.. OTHER DUTIES. Any officer who is elected or appointed from time to time BY the Board and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board, the Chairman or the President.

                                   SECTION 5.

               CERTIFICATE OF STOCK AND OTHER STOCKHOLDER MATTERS

     SECTION a..  FORM.   The shares of the corporation shall be represented by
certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Certificates of stock in the corporation, if any, shall be signed by or in the name of the corporation by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant secretary of the corporation. Where a certificate is countersigned by a transfer agent, other than the corporation or an employee of the corporation, or by a registrar, the signatures of the Chairman, the President or a ' Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     SECTION b.. REPLACEMENT. In case of the loss, destruction or theft of a certificate for any stock of the corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board may prescribe. The Board may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the corporation a bond, in such sum and in such form and with such -surety or sureties as it may direct, to indemnify the corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

     SECTION c.. TRANSFER. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor Assured by the corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     SECTION d.. STOCKHOLDERS ENTITLED TO NOTICE OR TO VOTE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board may fix in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION e.. STOCK LEDGER DETERMINATIVE OF DIVIDEND DISTRIBUTIONS AND VOTING ENTITLEMENTS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or either notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   SECTION 6.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION a.. GOOD FAITH REQUIREMENT. The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit - or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERS or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION b.. EXPENSES INDEMNIFIED. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 6.1 of these By-Laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION c..  DETERMINATION OF INDEMNIFICATION.  Any indemnification under
Section 6.1 of these By-Laws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that Indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in section 6.1 of these By-Laws. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     SECTION d.. EXPENSES PAID IN ADVANCE OF DETERMINATION OF INDEMNIFICATION. Expenses incurred in defending a civil or criminal action suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided in section
6.3 of these By-Laws upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be Indemnified by the corporation under these By-Laws.

     SECTION e.. INDEMNIFICATION PROVISIONS NOT EXCLUSIVE. The Indemnification provided by the By-Laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION f.. DIRECTORS AND OFFICERS LIABILITY INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and Incurred by him in any such capacity, or arising out of his status a such, whether or not he would be entitled to indemnity against such liability under the provisions of these By-Laws.

                                   SECTION 7.

                                    DIVIDENDS

     SECTION a.. DECLARATION OF DIVIDENDS. Dividends may be declared by the Board at any regular or special meeting, pursuant to law and in accordance with the voting requirements stated in these By-Laws. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

     SECTION b.. RESERVES FOR DIVIDENDS. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserve to meet contingencies, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board determine promotes the interest of the corporation and the Board may modify or abolish any such reserve in the manner in which it was created.

                                   SECTION 8.

                               GENERAL PROVISIONS

     SECTION a.. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

     SECTION b.. CORPORATE SEAL. The corporate seal shall be in such form as may be approved from time to time by the Board. The seal. may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION c.. FORM OF NOTICE. Whenever, under the provisions of the applicable statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, personal notice is not required; any notice shall be given in writing either in person, by air courier service, or mail addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid if sent by air courier service or mail, and such notice shall be deemed to be given when handed to such director or stockholder, one (1) business day after being delivered to an air courier service, or two (2) business days after being deposited in the United States mail.

     SECTION d.. WAIVER OF NOTICE. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the stockholders or directors need to be specified in any written waiver of notice.

     SECTION e.. CORPORATION CHECKS. All checks or other orders for the payment of money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board my from time to time designate.

     SECTION f.. PROTECTION OF CORPORATE BOOKS. As provided under applicable laws of the State of Delaware, or any successor laws the corporation shall make available to the stockholders the books and records of the corporation, including without limitation, periodic financial statements of the corporation.

                                   SECTION 9.

                                   AMENDMENTS

     SECTION a.. AMENDMENTS OF BY-LAWS. These By-Laws may be altered, amended new By-Laws may be adopted by the Board. The fact that the alter, repeal or adopt the By-Laws has been conferred upon the divest stockholders of same powers.